First Louisiana National Bank
Acquisition
August 30, 2011

Transaction Summary
Description:                               Purchase of substantially all of the assets and liabilities of First Louisiana
                                                   National Bank
Seller: First Bankshares of St. Martin, LTD and First Louisiana National Bank
Expected Closing                     December 31, 2011
Purchase Price: $11.5 million in cash
    725,000 MSL restricted common shares
Assets Purchased:                   Estimated $115.0 million
Bank Equity:     $11.0 million
Branch Locations: Breaux Bridge, LA, Lafayette, LA, St. Martinville, LA
Transaction Expenses: $500,000 pretax (25% professional fees, 75% conversion costs)
Cost Savings:  Approx. 60% cost reductions based on a net one branch increase after closing two branches
Earnings Accretion: 2012E - $0.20
   2013E - $0.25

2

First Louisiana Branch Locations

Branch Consolidation Plans
• Breaux Bridge
 – Close and consolidate MSL branch into FLNB branch
 – Allows for future expansion of MSL operations center, which shares former MSL branch location, to support LA and TX
 growth
• Lafayette
 – Close and consolidate FLNB branch into MSL branch
• St. Martinville
 – FLNB Branch remains open

Investor Considerations
• In-market acquisition with significant integration savings, closing two branches for a net gain of one branch
• Opportunity to leverage First Louisiana National consumer
 based operations with MSL commercial expertise, larger lending limit, increased branch network and stronger operating bank platform.
• Allows for improved utilization of space for back-office
 functions in one location to support anticipated growth in LA and TX
• The transaction is expected to be accretive to MSL earnings in the first full fiscal year including transaction expenses, with an anticipated IRR of 15%

Summary of Recent M&A Transactions (in millions) Jefferson Bank(1)Beacon-Tyler(2)First Louisiana(3) Deposits $164.3 $80.0 $103.5 Loans 79.5 26.6 49.0 Assets 164.3 77.0 118.4 Consideration - Cash 10.5 3.6 11.5 Consideration - Stock NA NA 7.8 Estimated transaction expenses - pretax 0.84 0.35 0.50 Estimated Cost Savings 30% 23% 60% 2012 EPS accretion/dilution $0.10 $0.05 $0.20 Closing Date 7/29/11 NLT 12/31/11 NLT 12/31/11 Notes: (1) Jefferson Bank – actual balances on closing date 7/29/11 (2) Beacon – Tyler – balances as of 7/31/11 (3) First Louisiana – balances as of 7/31/11 Consideration – stock based on closing price of MSL stock of $10.73 on 8/29/11